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                            FREDERICK C. SUMMERS, III
                           A PROFESSIONAL CORPORATION
                                 ATTORNEY AT LAW
                      5949 SHERRY LANE, SUITE 1025, LB 109
                               DALLAS, TEXAS 75225
                             Telephone: 214-368-1800
                                Fax: 214-368-1025
                                fcsummers@aol.com



                                October 29, 1999


Dominion Funds, Inc.
5000 Quorum Drive
Suite 620
Dallas, Texas 75240

     Re: The Dominion Insight Growth Fund

Gentlemen:

     We refer to the Form N-1A Registration Statement (the "Registration Statement") of Dominion Funds, Inc., a Texas corporation (the "Company"), filed with the Securities and Exchange Commission under file number No. 33-49808 (Investment Company Act File No. 811-6727) for the purpose of registering, under the Securities Act of 1933 pursuant to Rule 24f-2 under the Investment Company Act of 1940, an indefinite number of shares of the Company's common stock, $.001 par value (the "Shares"), Post-Effective Amendment No. 11 to the Registration Statement ("Post-Effective Amendment No. 11") filed under the Securities Act of 1933, and the Prospectus (the "Prospectus") contained in Post-Effective Amendment No. 11.

     We have examined copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and Bylaws of the Company, as amended to date, and minutes of applicable meetings of the shareholders and the Board of Directors of the Company, together with such other corporate records and certificates of public officials and of officers of the Company as we have deemed relevant for the purposes of this opinion.

     The opinions express herein are limited to matters of law that govern the due organization of the Company and the authorization and issuance of the Shares. We are members of the Bar of the State of Texas and do not hold ourselves out as experts as to law of any other state or jurisdiction.

     Based upon and subject to the foregoing, it is our opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas.

     2. The issuance of the Shares has been duly and validly authorized and, upon issuance of the Shares in accordance with the provisions of, and for the consideration and in the manner set forth in the Prospectus, the Shares will be validly issued, fully paid and non-assessable.

                                        Very truly yours,


                                        /s/ FREDERICK C. SUMMERS, III, P.C.